Exhibit 99.1

DeVry Education Group Reports Third Quarter 2015 Results

Overall Postsecondary Enrollments up 18%; Driven by International Diversification Strategy

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--April 23, 2015--DeVry Education Group (NYSE:DV), a global provider of educational services, today reported academic, operational and financial results for its fiscal 2015 third quarter ended March 31, 2015. DeVry Group also reported enrollment results at Chamberlain College of Nursing, Carrington College, DeVry Brasil, and DeVry University with its Keller Graduate School of Management.

Academic and operational accomplishments:

  DeVry University announced a significant next phase in its transformation, relaunching its brand and repositioning the institution for long-term growth
  Keller Graduate School of Management ranked among best business schools for military service members and veterans by Military Times
  Chamberlain College of Nursing opened its fourth new campus in fiscal 2015 in North Brunswick, New Jersey, with classes beginning in May
  DeVry Brasil continued its integrations of recently acquired Faci and Damasio
  In 2015, Ross University School of Medicine and American University of the Caribbean School of Medicine current and prior graduates earned more than 1,050 residency positions at hospitals in the United States and Canada

Selected financial data for the three months ended March 31, 2015:

  Total revenue decreased 1.3 percent to $489.8 million
  Medical and Healthcare and International and Professional Education segment revenue grew 10.2 percent and 20.3 percent, respectively, while Business, Technology and Management revenue decreased 15.7 percent
  Reported net income of $47.1 million, compared to $55.5 million last year; net income from continuing operations and excluding special items was $45.4 million
  Reported diluted earnings per share of $0.72, compared to earnings per share of $0.86 last year; earnings per share from continuing operations and excluding special items was $0.70

Selected financial data for the nine months ended March 31, 2015:

  Total revenue decreased 0.1 percent to $1,436.8 million
  Medical and Healthcare and International and Professional Education segment revenue grew 13.1 percent and 12.6 percent respectively, while Business, Technology and Management revenue decreased 13.5 percent
  Reported net income of $110.0 million, compared to $96.5 million last year; net income from continuing operations and excluding special items was $125.3 million, up 2.5 percent from prior year
  Reported diluted earnings per share of $1.68, compared to earnings per share of $1.49 last year; earnings per share from continuing operations and excluding special items was $1.92, as compared to $1.89 last year
  Operating cash flow of $209.4 million compared to $263.2 million last year
  Cash and cash equivalents increased to $402.1 million as of March 31, 2015, from $396.8 million as of March 31, 2014
  Organization on track to achieve more than $100 million in cost savings and value creation for fiscal 2015

The third quarter fiscal year 2015 results contained an after-tax charge of $3.9 million related to workforce reductions and real estate consolidations, primarily at DeVry University. In addition, the results included $5.6 million in income from discontinued operations related to Advanced Academics. (See “Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule”).

“Today we have announced the next phase of the significant transformation strategy underway at DeVry University to improve its competitive positioning and return the institution to growth,” said Daniel Hamburger, DeVry Group’s president and chief executive officer. “We are confident that this strategy, together with the sustained expansion of our healthcare, professional and international institutions will drive positive student outcomes and DeVry Group’s future growth.”

Operating Highlights

Medical and Healthcare Segment

For the third quarter, segment revenue of $225.4 million increased 10.2 percent compared to the prior year. For the nine-month period, revenue increased 13.1 percent to $645.4 million and segment operating income, excluding special charges, rose 11.9 percent to $122.3 million versus prior year.

DeVry Medical International

Revenue for the quarter at DeVry Medical International decreased 0.8 percent. In 2015, Ross University School of Medicine and American University of the Caribbean School of Medicine current and prior graduates earned more than 1,050 residency positions at hospitals in the United States and Canada. These graduates will continue their training in 47 U.S. states and three Canadian provinces, including such prestigious institutions as Cleveland Clinic Florida, Mt. Sinai Hospital in New York City, and Rush University Medical Center in Chicago.

Chamberlain College of Nursing

For the third quarter, Chamberlain revenue increased 25.3 percent. For the March 2015 session, new students grew 3.5 percent to 2,166 students versus 2,092 in the prior year. Total students increased 27.1 percent to 23,108 versus 18,185 in the prior year.

During the quarter, Chamberlain opened locations in Troy, Michigan, and Las Vegas. It also began accepting applications for the May 2015 class at its new North Brunswick, New Jersey, location, which is co-located with DeVry University.

Carrington College

Revenue at Carrington College grew 2.8 percent during the quarter. For the three-month period ending March 31, 2015, new student enrollment decreased 2.7 percent to 2,187 versus 2,247 in the previous year. Total enrollment decreased 1.5 percent to 7,639 from 7,758 in the previous year. The declines were the result of fewer class starts in the third quarter compared to the prior year.

International and Professional Education Segment

Segment revenue increased 20.3 percent to $61.1 million in the third quarter compared to the prior year. Segment operating income decreased to $4.6 million versus $6.3 million in the previous year, largely due to the impact upon Becker Professional Education of fewer candidates taking this year’s CPA exam. For the nine-month period, revenue increased 12.6 percent to $175.5 million, while segment operating income decreased $2.5 million to $19.9 million versus prior year.

Becker Professional Education

During the quarter, revenue decreased 0.7 percent, which reflects a dip in demand for its CPA course. Year to date, Becker experienced growth in the United States Medical Licensing Exam and Continuing Professional Education markets.

DeVry Brasil

Revenue in the quarter grew 38.8 percent over the previous year. DeVry Brasil’s new student enrollment in the March term increased 105.5 percent to 18,173 compared to 8,845 in the prior year. Total student enrollment increased 77.9 percent to 58,724 students compared to 33,013 last year.

Business, Technology, and Management Segment

DeVry University

DeVry University announced the next phase of its strategy to return to growth and transform the institution through new, student-focused innovations. Near-term, the university is taking action to differentially invest in its strongest markets and programs; reduce its cost structure; and establish a distinct voice for its brand. In addition, DeVry University is implementing strategies to place it on a path for growth by enhancing the teaching and learning model, addressing affordability, and strengthening employer workforce solutions. Taken together, these actions are designed to maintain positive economics in fiscal 2016.

DeVry University recently relaunched its brand to emphasize what it is best known for, careers and care. To view the campaign, which illustrates how DeVry University is “Different. On Purpose” please click on this web link: http://bit.ly/1EdBznH.

For the third quarter, segment revenue of $203.8 million decreased 15.7 percent compared to the prior year. The segment generated $5.6 million of operating income during the quarter, excluding special items. For the nine-month period, revenue decreased 13.5 percent to $617.8 million, and the segment reported operating income of $16.8 million, excluding special items.

For the March session at DeVry University, new undergraduate enrollments decreased 17.2 percent to 4,156 compared to 5,018 the previous year. Total undergraduate students decreased 15.0 percent to 36,188 versus 42,583 for the session a year ago.

At the graduate level, including Keller Graduate School of Management, total coursetakers in the March session decreased 9.5 percent to 14,651 versus 16,192 for the same session a year ago.

Balance Sheet/Cash Flow

For the nine months ended March 31, 2015, DeVry Group generated $209.4 million of operating cash flow. As of March 31, 2015, cash and cash equivalents totaled $402.1 million.

New Credit Agreement

DeVry Group recently entered into a new, secured revolving credit agreement. The amount of borrowing capacity available under the credit agreement is $400 million. Subject to certain conditions set forth in the credit agreement, the aggregate commitment may be increased up to $550 million. The credit agreement has a five-year term ending May 2020 and replaces DeVry Group’s prior $400 million agreement that was set to expire in May 2016.

Conference Call and Webcast Information

DeVry Group will hold a conference call to discuss its fiscal 2015 third-quarter financial results on April 23, 2015 at 4 p.m. Central Time (5 p.m. Eastern Time). The conference call will be led by Daniel Hamburger, president and chief executive officer, Tim Wiggins, chief financial officer and Patrick Unzicker, chief accounting officer and treasurer.

For those wishing to participate by telephone, dial 877-506-6380 (domestic) or 412-902-6690 (international). Please say “DeVry Group Call”. DeVry Group will also broadcast the conference call via webcast. Interested parties may access the webcast through the Investor Relations section of DeVry Group's website, or http://services.choruscall.com/links/dv150423.html.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry Group will archive a telephone replay of the call until May 9, 2015. To access the replay, dial 877-344-7529 (domestic) or 412-317-0088 (international), passcode 10062321. To access the webcast replay, please visit DeVry Group's website, or http://services.choruscall.com/links/dv150423.html.

About DeVry Education Group

The purpose of DeVry Education Group is to empower its students to achieve their educational and career goals. DeVry Education Group Inc. (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Chamberlain College of Nursing, DeVry Brasil, DeVry University and its Keller Graduate School of Management, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in healthcare, business, technology, accounting, finance, and law. For more information, please visit www.devryeducationgroup.com.

Certain statements contained in this release concerning DeVry Group's future performance, including those statements concerning DeVry Group's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Group or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry Group's most recent Annual Report on Form 10-K for the year ending June 30, 2014 and filed with the Securities and Exchange Commission (SEC) on August 27, 2014 and its most recent Form 10-Q for the quarter ending December 31, 2014 and filed with the SEC on February 5, 2015.

Selected Operating Data (in thousands, except per share data)

	Third Quarter
	FY 2015	FY 2014	Change
Revenue	$489,830	$496,117	-1.3%
Net Income	$47,120	$55,525	-15.1%
Earnings per Share (diluted)	$0.72	$0.86	-16.3%
Number of common shares (diluted)	65,265	64,841	+0.7%

	Nine Months
	FY 2015	FY 2014	Change
Revenue	$1,436,754	$1,438,298	-0.1%
Net Income	$109,973	$96,548	+13.9%
Earnings per Share (diluted)	$1.68	$1.49	+12.8%
Number of common shares (diluted)	65,402	64,747	+1.0%

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

During the third quarter and first nine months of fiscal year 2015, DeVry Group recorded restructuring charges related to real estate consolidations and workforce reductions at DeVry University and real estate consolidations at Chamberlain College of Nursing and Carrington College in order to align its cost structure with enrollments. DeVry Group also recorded during the third quarter and first nine month of fiscal 2014, restructuring charges primarily related to workforce reductions and real estate consolidations at DeVry University, Carrington College and the DeVry Group home office. DeVry Group also recorded the operating results of its Advanced Academics reporting unit as discontinued operations. DeVry Group recorded a gain from the sale of a former DeVry University campus in Decatur, Georgia, during the first quarter of fiscal year 2014. The following table illustrates the effects of restructuring charges and gain on the sale of assets on DeVry Group’s operating income. Management believes that the non-GAAP disclosure of operating income excluding these special items provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry Group’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of the restructuring charges and gain on the sale of assets. DeVry Group uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry Group’s reported results prepared in accordance with GAAP. The following table reconciles these non-GAAP measures to the most directly comparable GAAP information (in thousands, except per share data):

Non-GAAP Earnings Disclosure
PRELIMINARY

	For The Three Months		For The Nine Months
	Ended March 31,		Ended March 31,

	2015	2014	2015	2014
Net Income	$47,120	$55,525	$109,973	$96,548
Earnings per Share (Diluted)	$0.72	$0.86	$1.68	$1.49

Discontinued Operations (net of tax)	$(5,576)	$607	$(5,576)	$16,855
Effect on Earnings per Share (Diluted)	$(0.08)	$0.01	$(0.08)	$0.26

Restructuring Expenses (net of tax)	$3,879	$-	$20,868	$10,057
Effect on Earnings per Share (Diluted)	$0.06	$-	$0.32	$0.16

Gain on Sale of Assets (net of tax)	$-	$-	$-	$(1,167)
Effect on Earnings per Share (Diluted)	$-	$-	$-	$(0.02)

Net Income from Continuing Operations
Excluding the Restructuring Expense and
Gain on Sale of Assets (Diluted)	$45,423	$56,132	$125,265	$122,293

Earnings per Share from Continuing Operations
Excluding the Restructuring Expense and
Gain on Sale of Assets (Diluted)	$0.70	$0.87	$1.92	$1.89

Shares used in Diluted EPS Calculation	65,265	64,841	65,402	64,747

Enrollment Results

	2015	2014	% Change
DeVry Education Group Postsecondary Enrollments(1)
New students	28,719	20,738	+40.9%
Total students	143,935	121,643	+18.3%

Chamberlain College of Nursing
March Session
New students (2)	2,166	2,092	+3.5%
Total students	23,108	18,185	+27.1%

Carrington College
3 months ending March 31, 2015
New students	2,187	2,247	-2.7%
Total students	7,639	7,758	-1.5%

DeVry Brasil (3)
March Term
New students	18,173	8,845	+105.5%
Total students	58,724	33,013	+77.9%

DeVry University
Undergraduate – March Session
New students	4,156	5,018	-17.2%
Total students	36,188	42,583	-15.0%
Graduate – March Session
Coursetakers(4)	14,651	16,192	-9.5%

1)	Includes the most recently reported enrollments at DeVry Group’s degree-granting institutions; excluding the acquisitions of FMF, Faci and Damasio, new and total student enrollments increased 0.9% and 1.2%, respectively.
2)	Post-licensure online programs only; pre-licensure campus-based programs start in September, January and May.
3)	Excluding the acquisitions of FMF, Faci and Damasio, new and total student enrollments increased 13.3% and 14.7%, respectively.
4)	The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers.

Chart 1: DeVry Education Group 2015 Announcements & Events

August 18, 2015	Fiscal 2015 Fourth Quarter/Year-End

October 22, 2015	Fiscal 2016 First Quarter Results and September Enrollment

November 5, 2015	Annual Shareholders’ Meeting

DEVRY EDUCATION GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
PRELIMINARY

	March 31,	June 30,	March 31,
	2015	2014	2014
	(Dollars in thousands, except for share and par value amounts)
ASSETS
Current Assets
Cash and Cash Equivalents	$402,115	$358,188	$396,815
Marketable Securities and Investments	3,577	3,448	3,333
Restricted Cash	9,658	8,347	8,023
Accounts Receivable, Net	149,586	132,621	161,202
Deferred Income Taxes, Net	45,163	39,679	29,458
Prepaid Expenses and Other	57,822	34,808	39,665
Total Current Assets	667,921	577,091	638,496
Land, Buildings and Equipment
Land	63,282	68,185	66,775
Buildings	470,706	464,944	454,099
Equipment	500,902	488,322	476,688
Construction In Progress	32,292	17,405	19,957
	1,067,182	1,038,856	1,017,519
Accumulated Depreciation	(522,559)	(483,019)	(466,008)
Land, Buildings and Equipment, Net	544,623	555,837	551,511
Other Assets
Intangible Assets, Net	325,000	294,932	294,497
Goodwill	561,406	519,879	517,065
Perkins Program Fund, Net	13,450	13,450	13,450
Other Assets	36,277	36,447	33,846
Total Other Assets	936,133	864,708	858,858
TOTAL ASSETS	$2,148,677	$1,997,636	$2,048,865

LIABILITIES
Current Liabilities
Accounts Payable	$58,531	$52,260	$54,594
Accrued Salaries, Wages and Benefits	90,503	94,501	91,811
Accrued Expenses	74,073	70,891	64,723
Deferred and Advance Tuition	176,451	99,160	194,560
Total Current Liabilities	399,558	316,812	405,688
Other Liabilities
Deferred Income Taxes, Net	71,153	47,921	54,574
Deferred Rent and Other	103,920	93,117	89,095
Total Other Liabilities	175,073	141,038	143,669

TOTAL LIABILITIES	574,631	457,850	549,357

NONCONTROLLING INTEREST	9,100	6,393	6,189
SHAREHOLDERS' EQUITY
Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
63,701,000, 63,624,000 and 63,465,000 Shares issued
and outstanding at March 31, 2015, June 30, 2014
and March 31, 2014, respectively.	769	753	754
Additional Paid-in Capital	343,339	320,703	311,851
Retained Earnings	1,778,239	1,682,071	1,655,283
Accumulated Other Comprehensive Loss	(78,876)	(15,394)	(19,604)
Treasury Stock, at Cost (12,208,000, 11,655,000 and 11,661,000
Shares, Respectively)	(478,525)	(454,740)	(454,965)
TOTAL SHAREHOLDERS' EQUITY	1,564,946	1,533,393	1,493,319
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,148,677	$1,997,636	$2,048,865

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Three Months		For The Nine Months
	Ended March 31,		Ended March 31,
	2015	2014	2015	2014

REVENUE:
Tuition	$444,715	$455,422	$1,320,197	$1,332,627
Other Educational	45,115	40,695	116,557	105,671

Total Revenue	489,830	496,117	1,436,754	1,438,298
OPERATING COST AND EXPENSE:
Cost of Educational Services	253,186	242,631	750,326	727,363
Student Services and Administrative Expense	180,212	183,949	532,878	558,154
Loss on Sale of Assets	-	-	-	(1,918)
Restructuring Expense	6,982	-	30,487	16,329

Total Operating Cost and Expense	440,380	426,580	1,313,691	1,299,928

Operating Income	49,450	69,537	123,063	138,370
INTEREST:
Interest Income	1,318	605	2,015	1,498
Interest Expense	(2,813)	(1,073)	(3,558)	(3,125)

Net Interest Expense	(1,495)	(468)	(1,543)	(1,627)

Income from Continuing Operations Before Income Taxes	47,955	69,069	121,520	136,743
Income Tax Provision	(6,327)	(12,918)	(16,653)	(23,113)

Income from Continuing Operations	41,628	56,151	104,867	113,630
DISCONTINUED OPERATIONS:
Income (Loss) from Operations of Divested Component	1,011	(934)	1,011	(18,645)
Income Tax Benefit	4,565	327	4,565	1,790
Income (Loss) on Discontinued Operations	5,576	(607)	5,576	(16,855)

NET INCOME	47,204	55,544	110,443	96,775
Net Income Attributable to Noncontrolling Interest	(84)	(19)	(470)	(227)

NET INCOME ATTRIBUTABLE TO DEVRY EDUCATION GROUP	$47,120	$55,525	$109,973	$96,548

AMOUNTS ATTRIBUTABLE TO DEVRY EDUCATION GROUP:
Income from Continuing Operations, Net of Income Taxes	41,544	56,132	104,397	113,403
Income (Loss) from Discontinued Operations, Net of Income Taxes	5,576	(607)	5,576	(16,855)
NET INCOME ATTRIBUTABLE TO DEVRY EDUCATION GROUP	$47,120	$55,525	$109,973	$96,548

EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE
TO DEVRY EDUCATION GROUP SHAREHOLDERS
Basic
Continuing Operations	$0.65	$0.87	$1.62	$1.77
Discontinued Operations	$0.08	(0.01)	$0.08	(0.26)
	$0.73	$0.86	$1.70	$1.51
Diluted
Continuing Operations	$0.64	$0.87	$1.60	$1.75
Discontinued Operations	$0.08	(0.01)	$0.08	(0.26)
	$0.72	$0.86	$1.68	$1.49

Cash Dividend Declared per Common Share	$-	$-	$0.18	$0.17

DEVRY EDUCATION GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
PRELIMINARY
	For The Nine Months
	Ended March 31,
	2015	2014
	(Dollars in Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$110,443	$96,775
(Income) Loss from Discontinued Operations	(5,576)	16,855
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Expense	13,435	13,672
Depreciation	62,126	61,541
Amortization	3,818	5,349
Provision for Refunds and Uncollectible Accounts	68,479	58,923
Deferred Income Taxes	3,476	(1,385)
Loss on Disposals of Land, Buildings and Equipment	6,312	3,261
Unrealized Loss on Assets Held for Sale	-	244
Realized Gain on Sale of Assets	-	(1,918)
Changes in Assets and Liabilities, Net of Effects from
Acquisitions and Divestitures of Businesses:
Restricted Cash	(1,311)	(1,004)
Accounts Receivable	(85,994)	(81,588)
Prepaid Expenses And Other	(20,725)	10,103
Accounts Payable	6,278	(533)
Accrued Salaries, Wages, Expenses and Benefits	(28,178)	(12,383)
Deferred and Advance Tuition	76,944	96,101

Net Cash Provided by Operating Activities-Continuing Operations	209,527	264,013
Net Cash Provided by Operating Activities-Discontinued Operations	(160)	(804)
NET CASH PROVIDED BY OPERATING ACTIVITIES	209,367	263,209

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(64,301)	(47,609)
Payment for Purchase of Business, Net of Cash Acquired	(73,117)	(12,343)
Marketable Securities Purchased	(147)	(189)
Cash Received from Sale of Assets	6,100	8,727

NET CASH USED IN INVESTING ACTIVITIES	(131,465)	(51,414)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	6,014	6,236
Proceeds from Stock issued Under Employee Stock Purchase Plan	866	1,009
Repurchase of Common Stock for Treasury	(18,672)	-
Cash Dividends Paid	(11,639)	(10,941)
Payments of Seller Financed Obligations	(5,978)	(6,457)
Payments of Debt Refinancing Fees	(3,472)	-

NET CASH USED IN FINANCING ACTIVITIES	(32,881)	(10,153)

Effects of Exchange Rate Differences	(1,094)	(1,971)

NET INCREASE IN CASH AND CASH EQUIVALENTS	43,927	199,671

Cash and Cash Equivalents at Beginning of Period	358,188	197,144
Cash and Cash Equivalents at End of Period	$402,115	$396,815

DEVRY EDUCATION GROUP INC.
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Three Months			For The Nine Months
	Ended March 31,			Ended March 31,
			Increase			Increase
	2015	2014	(Decrease)	2015	2014	(Decrease)
REVENUE:
Medical and Healthcare	$225,427	$204,610	10.2%	$645,424	$570,913	13.1%
International and Professional Education	61,112	50,782	20.3%	175,539	155,933	12.6%
Business, Technology and Management	203,832	241,896	-15.7%	617,810	714,118	-13.5%
Intersegment Elimination and Other	(541)	(1,171)	NM	(2,019)	(2,666)	NM
Total Consolidated Revenue	489,830	496,117	-1.3%	1,436,754	1,438,298	-0.1%
OPERATING INCOME (LOSS) (NOTE 1):
Medical and Healthcare	43,302	44,703	-3.1%	117,807	103,687	13.6%
International and Professional Education	4,629	6,330	-26.9%	19,859	22,401	-11.3%
Business, Technology and Management	1,146	22,517	-94.9%	(9,155)	21,403	NM
Reconciling Items:
Home Office and Other	373	(4,013)	NM	(5,448)	(9,121)	NM
Total Consolidated Operating Income	49,450	69,537	-28.9%	123,063	138,370	-11.1%
INTEREST:
Interest Income	1,318	605	117.9%	2,015	1,498	34.5%
Interest Expense	(2,813)	(1,073)	162.2%	(3,558)	(3,125)	13.9%
Net Interest Expense	(1,495)	(468)	219.4%	(1,543)	(1,627)	-5.2%
Total Consolidated Income before Income Taxes
and Noncontrolling Interest	$47,955	$69,069	-30.6%	$121,520	$136,743	-11.1%

Note 1 - Segment Operating Income (Loss) has been adjusted in both periods to reflect intangible asset amortization expense at the segment level. This amortization expense had previously been disclosed as a Reconciling Item.

During the third quarter and first nine months of fiscal year 2015, DeVry Group recorded restructuring charges related to workforce reductions and real estate consolidations at DeVry University which is part of the Business, Technology and Management segment and real estate consolidations at Chamberlain College of Nursing and Carrington College which are part of the Medical and Healthcare segment in order to align its cost structure with enrollments. During the third quarter and first nine months of fiscal year 2014, DeVry Group recorded restructuring charges primarily related to workforce reductions and real estate consolidations at DeVry University, Carrington College and the DeVry Group home office in order to align its cost structure with enrollments. DeVry Group recorded a gain from the sale of a former DeVry University campus in Decatur, Georgia, during the first nine months of fiscal year 2014. The following table illustrates the effects of restructuring charges and gain on the sale of assets on DeVry Group’s operating income. Management believes that the non-GAAP disclosure of operating income excluding these special items provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry Group’s ongoing operations and is useful for period-over-period comparisons of such operations given the special nature of the restructuring charges and gain on the sale of assets. DeVry Group uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry Group’s reported results prepared in accordance with GAAP. The following table reconciles these non-GAAP measures to the most directly comparable GAAP information (in thousands):

	For The Three Months			For The Nine Months
	Ended March 31,			Ended March 31,
			Increase			Increase
	2015	2014	(Decrease)	2015	2014	(Decrease)

Medical and Healthcare Operating Income	$43,302	$44,703	-3.1%	$117,807	$103,687	13.6%
Restructuring Charge	2,531	-	NM	4,448	5,522	-19.4%
Medical and Healthcare Operating Income
Excluding Restructuring Charge	$45,833	$44,703	2.5%	$122,255	$109,209	11.9%

Business, Technology and Management Operating Income	$1,146	$22,517	-94.9%	$(9,155)	$21,403	NM
Restructuring Charge	4,456	-	NM	25,974	7,910	228.4%
Gain on Sale of Assets	-	-	-	-	(1,918)	NM
Business, Technology and Management Operating Income
Excluding Restructuring Charge and Gain on Sale of Assets	$5,602	$22,517	-75.1%	$16,819	$27,395	-38.6%

CONTACT:
DeVry Education Group
Investor Contact:
Joan Walter, 630-353-3800
jwalter@devrygroup.com
or
Media Contact:
Ernie Gibble, 630-353-9920
egibble@devrygroup.com